Exhibit 99.1

National Bank Holdings Corporation Announces Termination of its FDIC Loss Share Agreements

Company Release – November 9, 2015

GREENWOOD VILLAGE, Colo.--(PR Newswire)-- National Bank Holdings Corporation (NYSE: NBHC) announced that its wholly-owned subsidiary, NBH Bank, N.A. (the "Bank"), entered into an early termination agreement with the Federal Deposit Insurance Corporation (the "FDIC") that terminates the Bank's loss share agreements with the FDIC, and made a payment of $15.1 million to the FDIC as consideration for the early termination of the loss share agreements. These loss share agreements were entered into by the Bank in 2010 and 2011 in conjunction with the Bank’s acquisition of substantially all of the assets (“covered assets”) and assumption of substantially all of the liabilities of two failed banks, Hillcrest Bank and Community Banks of Colorado, respectively, in FDIC-assisted transactions.  All rights and obligations of the Bank and the FDIC under these FDIC loss share agreements have been eliminated under the early termination agreement.

Tim Laney, the Company’s Chief Executive Officer, commented, “The early termination agreement results in a mutually beneficial conclusion to our partnership with the FDIC with respect to our acquired legacy institutions. There will be an immediate positive impact to ongoing earnings through the elimination of amortization expense associated with the FDIC indemnification asset, which totaled $20.8 million, or $0.42 per share, through the first nine months of 2015.  Additional benefits include greater financial transparency and comparability to industry peers, additional strategic flexibility and the elimination of administrative costs.”

In the fourth quarter of 2015, the Bank expects to record a one-time after-tax gain of approximately $2.6 million, or  $0.09 per share, resulting primarily from the settlement payment made to the FDIC and the write-off of the remaining FDIC indemnification asset of $18.2 million and the clawback payable of $38.7 million as of September 30, 2015. Additionally, the Company will reclassify its covered loans, which had a balance of $155.1 million as of September 30, 2015, to purchased non-covered loans, and will reclassify covered foreclosed assets, which had a balance of $11.4 million as of September 30, 2015, to non-covered foreclosed assets.

The termination of the FDIC loss share agreements has no impact on the yield of the covered loans, which have now been reclassified as non-covered loans. In future periods, all recoveries, losses and expenses related to what were previously covered assets will be recognized entirely by the Bank in its consolidated statement of income as these amounts will no longer be shared with the FDIC. To the extent the Bank recovers amounts in excess of the carrying value of the previously covered assets, earnings will be positively impacted. Conversely, future earnings will be negatively impacted to the extent the Bank recognizes losses in excess of expectations or expenses related to the previously covered assets.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 97 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, N.A., it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

National Bank Holdings Corporation

Analysts/Institutional Investors:

Brian Lilly, 720-529-3315

Chief Financial Officer

blilly@nationalbankholdings.com

or

Media:

Whitney Bartelli, 816-298-2203

Chief Marketing Officer

whitney.bartelli@nbhbank.com

Source: National Bank Holdings Corporation